UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     November 1, 2002

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 5.

On November 1, 2002, Brown-Forman Corporation issued a press release announcing the election of Matthew R. Simmons and Ina Brown Bond to the company's board of directors, effective November 1, 2002. A copy of Brown-Forman Corporation's press release is attached hereto as Exhibit 99.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Brown-Forman Corporation
                                            (Registrant)


Date:   November 1, 2002                  By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Senior Vice President,
                                                General Counsel, and Secretary



Exhibit Index
(99)  Press Release, dated November 1, 2002, issued by Brown-Forman Corporation


                                                                   Exhibit 99

FOR IMMEDIATE RELEASE

BROWN-FORMAN NAMES MATTHEW R. SIMMONS AND INA BROWN BOND TO BOARD OF DIRECTORS

Louisville, KY, November 1, 2002 - Brown-Forman Corporation Chairman and Chief Executive Officer Owsley Brown II announced today the election of Matthew R. Simmons and Ina Brown Bond to the company's Board of Directors.

Matthew R. Simmons is the founder, chairman, and chief executive officer of Simmons & Company International, a specialized energy investment banking firm in Houston. Since he helped found it in 1974, Simmons & Company International has played a leading role in assisting its energy clients in executing a wide range of financial transactions, from mergers and acquisitions to private and public funding. The company, which also has offices in Aberdeen, Scotland, employs approximately 125 people and enjoys a leading role as one of the largest energy investment banking groups in the world.

Simmons leads an active life beyond his own company. He serves on the Board of Directors of Kerr-McGee Corporation and is a trustee of the Museum of Fine Arts in Houston and the Farnsworth Art Museum in Rockland, Maine. He also serves on the boards of The Atlantic Council of the U.S., the Initiative for a Competitive Inner City in Boston, the Associates of Harvard Business School, and is a member of The Council on Foreign Relations. He is a graduate of the University of Utah and the Harvard Business School. "Matt Simmons' broad business experience and financial acumen will make him a fine addition to our Board," said Brown-Forman Chairman Owsley Brown.

Ina Brown Bond, a Brown family member, serves on the boards of Lenox, Inc. and the Glenview Trust Company, and is president of the W.L. Lyons Brown Foundation. She has long been active in civic affairs and currently serves as chairman of the Board of the Muhammad Ali Center and on the boards of the Waterfront Development Corporation, the Gluck Equine Research Center, and Transylvania University. Bond previously was chairman of the American Red Cross National Convention (1997), the Louisville Chapter of the American Red Cross, and the 1988 Louisville Metro United Way Campaign. In the past she has served on the boards of Citizens Fidelity Bank, PNC Bank of Kentucky, and Bellarmine College, among others. Bond owns River Bend Farm, Inc., a thoroughbred breeding operation, and Ashbourne Farms, LLC, a shorthorn cattle farm. Bond is a graduate of the University of Colorado. In announcing her election to the Brown-Forman Board, Mr. Brown stated, "Ina Bond is a true leader in the Louisville community, and we all welcome her presence on our Board."

The election of Simmons and Bond, effective November 1, 2002, increases the size of Brown-Forman's Board of Directors to twelve from ten.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.